Exhibit 4.27

                                    EXHIBIT B
                                 AMENDMENT NO. 2
                             TO EMPLOYMENT AGREEMENT


THIS AMENDMENT effective as of this January 1, 2006 (the "Effective Date"), serves to amend the Employment Agreement (the "Employment Agreement") dated January 1, 2004 between:

CLICKSOFTWARE INC., a corporation organized and existing under the laws of the State of California, having its principal offices at 140 Corporate Drive, Burlington MA ("ClickSoftware")

DR. MOSHE BEN-BASSAT ("the Executive"); and

WHEREAS, the parties wish to amend the Agreement, as follows:


1.    General

Unless otherwise specified herein:

(a) The provisions set by this Amendment shall be deemed supplemental to provisions set by the Agreement. In any event that any of the provisions set by this Amendment conflict with any of the provisions set by the Agreement, the provisions set by this Amendment shall prevail.

(b) Capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Agreement.

2. Section 3(a) of the Agreement is hereby amended in its entirety as follows:

Base Salary. During the Employment Term, the Company will pay Executive as compensation for his services a base salary at the annualized rate of $300,000 (the "Base Salary"). The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholding.

3. Section 3(b) of the Agreement is hereby amended in its entirety as follows:

"Bonus. In addition to his Base Salary, Executive may earn an annual performance bonus not to exceed 200% of his Base Salary (the "Bonus"). The amount of the Bonus and the determination of the target milestones upon which the Bonus will be based will both be set by the Compensation Committee of the Board, after consultation with Executive. The Bonus may be reviewed annually by the Compensation Committee of the Board for possible increases in light of Executive's performance."

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date specified above by the undersigned duly authorized.


CLICKSOFTWARE INC.                         MOSHE BEN-BASSAT

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Authorized Signature                       Authorized Signature

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Printed Name                               Printed Name

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Title                                      Title

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Date                                       Date